2007 Analyst Meeting Exhibit 99.1

S	M	T	W	TH	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

JCPenney
Every Day Matters
jcp.com

Bob Cavanaugh Executive Vice President Chief Financial Officer Financial Growth Leadership

Overview • 2006 accomplishments • Leadership strategies and initiatives • Long range financial targets • Value delivery to investors • Growth initiatives • Operating fundamentals

2006 Accomplishments
•
Financial position “inflection
point”
•
Strong operating results
•
Value delivery to investors
•
Key financial metrics aligned
•
$750M stock repurchase
•
44% dividend increase
•
Credit rating upgrades
•
Capital markets recognition

Financial Growth Leadership
•
Financial strategy
•
Enhance shareholder value
•
Strengthen financial position
•
Improve credit profile
•
New Financial Model
•
Increased financial flexibility
•
Reinvest in business
• Accelerate growth

Financial Strategy “Brand” Positioning Financial Strength Shareholder Value Best Better Good Good Better Best 2006 GOAL 2001

Plan Alignment Triangle Essentials Customer Value Proposition Core Capital Fashion EPS Growth

$6,300
x   16%
$1,000
225
$4.40
$5.44
$10
Plan Alignment Targets
Capital 2008 –
2011 ($mm)
Cost of Capital
Net Income by 2011 ($mm)
Average Shares
EPS by 2011
2007 EPS Guidance
2011 EPS
÷
2008 to 2011 EPS CAGR
(4 Years)
=  16%
+

Growth Drivers
•
Brand positioning
•
Merchandise
•
Lifestyle focus
•
Private brand growth
•
New brands and concepts
•
Internet
•
Stores
•
50 new stores per year
•
Improve sales productivity
•
Inventory flow

2008 - 2011 Long-Range Sales Targets mid singles mid to high singles low to mid singles low singles mid singles low singles Direct Dept. Stores Comps 2007 Total Co. 8% mid singles

2011E Operating Targets 12.0% - 12.5% 40% 28% 10.3% modest impr. modest impr. 9.7% 39.3% 29.6% Operating Income Gross Margin Total Operating Expenses 2007 2006

365
266
110
31
772
New Stores
Existing Stores
Technology
Other
Total
650
375
75
100
1,200
Capital Expenditures
2008-2011
700
375
100
100
1,275
Annual Estimates
2006 2007
GSF Increase 1% 3%
3%
($ in millions)

Financial Targets 0.6 10.5 > 26 ROE % 2006 28.3 Fixed Charge Coverage (x) Leverage Ratio (x) ROIC % 17.4 1.5 6.9 28.9 18.0 1.3 7.4 2007E 2011E > 20

(0.8) (0.8) (0.3) Activity Operating Investing Financing Net (1.2) (1.0) (0.6) Cash Flow Targets 2008-2011 (5.1) (3.1) (0.6) 2006 2007E Cash Balance 2.7 2.1 1.5 ($ in billions) 1.3 1.6 7.6

Shareholder Value “Brand” Positioning 2006 Economic Value ROIC – “C of C” Sustainable EPS Growth Growth Leadership Fwd. P/E > 16 Fwd. PEG > 1.0 2001 “Next $75” per share Best Best

Raising the Bar
Blueprint for a Growth LEADER
Leverage
JCP Brand with Customers
Execute
2007-2011 Long-Range Plan
Associate
Engagement
Deliver
Consistently
EPS
Growth Target
Re-Invent
for Future Growth

Value Delivery EPS Growth Drivers Financial Flexibility Growth Acceleration Consistent Execution 16% EPS Growth

JCPenney
Every Day Matters
jcp.com
J. C. Penney Company, Inc. | Annual Report

JCPenney

2006 Annual Report

2007 Analyst Meeting